EXHIBIT 99.1

Apogee Enterprises, Inc.

Summary of Adjusted Operating Income and Operating Margin

(In thousands, except percentages)

(Unaudited)

	Three Months Ended May 28, 2016
	Framing Systems Segment		Corporate	Consolidated
	Operating income	Operating margin	Operating income (loss)	Operating income	Operating margin

Operating income (loss)(1)	$10,232	12.6%	$(1,347)	$26,249	10.6%

	Three Months Ended August 27, 2016
	Framing Systems Segment		Corporate	Consolidated
	Operating income	Operating margin	Operating income (loss)	Operating income	Operating margin

Operating income (loss)(1)	$13,001	14.1%	$(856)	$33,048	11.9%

	Three Months Ended November 26, 2016
	Framing Systems Segment		Corporate	Consolidated
	Operating income	Operating margin	Operating income (loss)	Operating income	Operating margin

Operating income (loss)(1)	$11,838	13.0%	$(1,115)	$33,259	12.1%

	Three Months Ended March 4, 2017
	Framing Systems Segment		Corporate	Consolidated
	Operating income	Operating margin	Operating income (loss)	Operating income	Operating margin

Operating income (loss)	$9,697	8.0%	$(4,843)	$29,669	9.4%
Amortization of short-lived acquired intangibles	1,722	1.4%	—	1,722	0.6%
Acquisition-related costs	—	—	531	531	0.2%

Adjusted operating income (loss)	$11,419	9.4%	$(4,312)	$31,922	10.2%

	Fiscal Year Ended March 4, 2017
	Framing Systems Segment		Corporate	Consolidated
	Operating income	Operating margin	Operating income (loss)	Operating income	Operating margin

Operating income (loss)	$44,768	11.6%	$(8,160)	$122,225	11.0%
Amortization of short-lived acquired intangibles	1,722	0.4%	—	1,722	0.2%
Acquisition-related costs	—	—	531	531	0.0%

Adjusted operating income (loss)	$46,490	12.0%	$(7,629)	$124,478	11.2%

(1) Expenses related to amortization of short-lived acquired intangibles and acquisition-related costs are not applicable to the period ended May 28, 2016, August 27, 2016, or November 26, 2016, and therefore no adjustments have been made.

Apogee Enterprises, Inc.

Summary of Adjusted Earnings and Adjusted Earnings per Diluted Share

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended May 28, 2016
	Net Earnings	Earnings per Diluted Share

GAAP Results (1)	$17,722	$0.61

	Three Months Ended August 27, 2016
	Net Earnings	Earnings per Diluted Share

GAAP Results (1)	$22,397	$0.77

	Three Months Ended November 26, 2016
	Net Earnings	Earnings per Diluted Share

GAAP Results (1)	$22,552	$0.78

	Three Months Ended March 4, 2017
	Net Earnings	Earnings per Diluted Share

GAAP Results	$23,120	$0.80
Amortization of short-lived acquired intangibles	1,722	0.06
Acquisition-related costs	531	0.02
Income tax impact on above adjustments (2)	(493)	(0.02)

As Adjusted	$24,880	$0.86

	Fiscal Year Ended March 4, 2017
	Net Earnings	Earnings per Diluted Share

As Reported	$85,790	$2.97
Amortization of short-lived acquired intangibles	1,722	0.06
Acquisition-related costs	531	0.02
Income tax impact on above adjustments	(493)	(0.02)

As Adjusted	$87,550	$3.03

(1) Expenses related to amortization of short-lived acquired intangibles and acquisition-related costs are not applicable to the period ended May 28, 2016, August 27, 2016, or November 26, 2016, and therefore no adjustments have been made.

(2) Income tax impact on adjustments was calculated using the quarterly effective income tax rate of 21.9%.